UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 10, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On October 10, 2019, Cerecor Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Aytu Bioscience, Inc. (“Aytu”) to sell the Company’s rights, title and interest in, assets relating to its pediatric franchise, namely Aciphex® Sprinkle™ , Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™ , Poly-Vi-Flor® and Tri-Vi-Flor™ (the “Acquired Assets”). Aytu will pay a combination of cash and preferred stock totaling $17 million for the Acquired Assets and assume certain of the Company’s liabilities, including the Company’s payment obligations payable to Deerfield CSF, LLC and certain other liabilities in excess of $15 million. The transaction is expected to close in the fourth quarter of 2019.

The Purchase Agreement includes customary representations, warranties and covenants of the Company and Aytu, including provisions that require the Company to indemnify Aytu for losses resulting from any breach by the Company of its representations, warranties or covenants in the Purchase Agreement.

The Purchase Agreement contains certain customary termination rights for the Company and Aytu, including a right by either party to terminate the Purchase Agreement if the Closing is not consummated by January 1, 2020, subject to extensions as permitted pursuant to the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Purchase Agreement. Moreover, information concerning the subject matter of such representations and warranties might change after the date of the Purchase Agreement, which subsequent information might or might not be fully reflected in public disclosures.

Item 7.01. Regulation FD Disclosure.

On October 14, 2019, the Company issued a press release announcing entering into the Purchase Agreement described above in Item 1.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.         Description

2.1	Asset Purchase Agreement, dated October 10, 2019, by and between Cerecor Inc. and Aytu Bioscience, Inc.*

99.1	Press release, dated October 14, 2019, entitled “Cerecor to Sell Pediatric Portfolio to AYTU BioScience.”

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

2

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: October 15, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

3